EXHIBIT E(2)

          Form of Supplemental Application (2VULSUP1294NY)

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AMERICAN INTERNATIONAL LIFE                            80 Pine Street
ASSURANCE COMPANY OF NEW YORK                          New York, NY  10005

                                       Supplemental  Application  For
PLEASE  PRINT ALL ANSWERS              Flexible Premium Variable Life Insurance


1. Proposed Insured                          2. Birth Date

----------------- ----- -----------------    ----- ---- ---
First Name         M.I.  Last Name           Month Day Year



3. Social Security Number

         -     -
-------------------------

4. Allocation of premium (Must be in 1% increments and no less than 5% to any one fund. Total must equal 100%.)

        Guaranteed Account           %     Fidelity:
                                 ----      ---------
                                           Asset Manager             %
                                                                 ----
        Alliance:                          Growth                    %
        --------                                                 ----
        Conservative Investors        %    High Income               %
                                -----                            ----
        Growth                        %    Investment Grade Bond     %
                                -----                            ----
        Growth & Income               %    Money Market              %
                                -----                            ----
        Growth Investors              %    Overseas                  %
                                -----                            ----
                                                                     %
        Dreyfus:                           Van Eck:              ----
        Stock Index Fund        ----- %    Worldwide Hard Assets ---- %
        Zero Coupon             ----- %    World Wide Emerging
                                           Markets              ---- %

NOTE: The Premium will be allocated to the Fidelity Money Market Fund until the end of the Right to Examine This Policy Period.

5. Dollar Cost Averaging (Minimum of $2,000 must be allocated to the Fidelity Money Market Fund). Yes No If elected you must complete the Dollar Cost Averaging Plan Request Form.


6.   (a) Did the Owner receive current prospectuses? Yes ____  No ______

     (b)  Does the Owner understand that:

          The death benefit may increase or decrease depending on investment performance? Yes No

          The cash value may increase or decrease depending on the investment performance? Yes No

          The policy will lapse if the cash surrender value becomes insufficient to cover policy charges? Yes No

     (c) Does the Owner believe that this policy will meet insurance needs and financial objectives? Yes _____ No _____

7. Suitability

        What is the Owner's:
        Approximate net worth
        Income earned
        Income unearned
        Number of dependents
        Marginal tax bracket
        Investment Objective(s) (check all that apply):

        Growth ________ Growth and Income ________ Income ________ Capital Appreciation ________ Speculation ________

I, the Owner, represent that the statements and answers in this supplemental application are written as made by me and are complete and true to the best of my knowledge and belief.


Signed on ______________ , 19___        _________________________
                                        Signature of Owner

at ____________, State of ______        _________________________
                                        Signature of Proposed Insured if not
________________________________        Owner (Parent if Proposed Insured is
Signature of Soliciting Agent           Age 15 or less)


    An Illustration of Benefits, Including Death Benefits, Policy Values and
                Cash Surrender Values is Available Upon Request.